Exhibit 99.1

USG Corporation Reports 2012 First Quarter Results

First Quarter 2012 vs. First Quarter 2011

Consolidated Business Highlights

  Sales increased 13 percent to $812 million
  Operating profit of $27 million compared to operating loss of $58 million
  Adjusted operating profit of $29 million compared to adjusted operating loss of $49 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1.16 BSF vs. 992 MMSF
  U.S. Gypsum average wallboard price of $130.43 per thousand square feet vs. $109.15
  Worldwide Ceilings operating profit increased 12 percent to $29 million
  L&W same store net sales increased 13 percent
  SHEETROCK® Brand UltraLight Panels accounted for 41 percent of all USG wallboard shipments in the United States

CHICAGO--(BUSINESS WIRE)--April 17, 2012--USG Corporation (NYSE:USG), a leading building products company, today reported first quarter 2012 net sales of $812 million, up 13 percent from first quarter 2011 net sales of $721 million. USG’s first quarter operating profit was $27 million compared to a $58 million operating loss in the first quarter of 2011. The first quarter 2012 net loss after-tax was $27 million or $0.26 per share. This result compares to a $105 million net loss in the first quarter of 2011 or $1.01 per share.

“Despite continuing low demand, our emphasis on achieving operating profit is succeeding, and continues to be a top priority,” said James S. Metcalf, Chairman, President and CEO. “Our focus on our customers, innovation and growing our adjacent businesses contributed to our first quarter results. All units showed improved results, supported by a modest increase in U.S. wallboard demand and solid performance across our product lines including ceilings, substrates and joint compounds. Of particular note is the market enthusiasm over our expanding line of SHEETROCK® Brand UltraLight Panels products, which now include both SHEETROCK® Brand UltraLight Panels FIRECODE® 30 and SHEETROCK® Brand UltraLight Panels FIRECODE® X, as well as our SHEETROCK® Brand UltraLightweight All Purpose Joint Compound.”

The corporation’s adjusted operating profit was $29 million in the first quarter of 2012, which compares to an adjusted operating loss of $49 million in the first quarter of 2011. The adjusted operating profit for the first quarter of 2012 excludes $2 million of restructuring and asset impairment charges. The adjusted operating loss for the first quarter of 2011 excludes $9 million of restructuring and asset impairment charges.

“Although demand in our core markets still remains near historical lows,” Metcalf said, “we are confident our strategy will continue to move us toward positive net earnings.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 (1-847-413-2929 for international callers), and the pass code is 32196653. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, April 27, 2012. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 32196653.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply branch locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG website at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; our ability to complete surplus asset sales and other divestitures; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in millions except per share data)
(Unaudited)

	Three Months
	ended March 31,
	2012	2011

Net sales	$812	$721

Cost of products sold	702	685

Gross profit	110	36

Selling and administrative expenses	81	85

Restructuring and long-lived asset
impairment charges	2	9

Operating profit (loss)	27	(58)

Interest expense	52	52

Interest income	(1)	(2)

Other expense, net	1	-

Loss before income taxes	(25)	(108)

Income tax expense (benefit)	2	(3)

Net loss	$(27)	$(105)

Basic loss per common share	$(0.26)	$(1.01)
Diluted loss per common share	(0.26)	(1.01)

Average common shares	105,718,156	103,021,407
Average diluted common shares	105,718,156	103,021,407

Other Information:
Depreciation, depletion and amortization	$40	$41
Capital expenditures	14	13

Average common shares and average diluted common shares outstanding are calculated in accordance with
Accounting Standards Codification 260, "Earnings Per Share."

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months
	ended March 31,
	2012	2011
Net Sales:

North American Gypsum:
U.S. Gypsum Company	$381	$318
CGC Inc. (gypsum)	84	76
USG Mexico S.A. de C.V.	40	41
Other *	8	7
Eliminations	(27)	(26)
Total	486	416

Building Products Distribution:
L&W Supply Corporation	270	243

Worldwide Ceilings:
USG Interiors, Inc.	119	110
USG International	59	61
CGC Inc. (ceilings)	18	19
Eliminations	(13)	(13)
Total	183	177

Eliminations	(127)	(115)
Total net sales	$812	$721

Operating Profit (Loss):

North American Gypsum:
U.S. Gypsum Company	$29	$(29)
CGC Inc. (gypsum)	3	3
USG Mexico S.A. de C.V.	5	5
Other *	(5)	(8)
Total	32	(29)

Building Products Distribution:
L&W Supply Corporation	(6)	(22)

Worldwide Ceilings:
USG Interiors, Inc.	23	18
USG International	3	4
CGC Inc. (ceilings)	3	4
Total	29	26

Corporate	(22)	(29)
Eliminations	(6)	(4)
Total operating loss	$27	$(58)

* Includes a shipping company in Bermuda and a mining operation in Nova Scotia, Canada, that was closed in the fourth quarter of 2011.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	March 31,	December 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$470	$365
Short-term marketable securities	73	164
Restricted cash	1	1
Receivables (net of reserves - $18 and $18)	396	324
Inventories	313	305
Income taxes receivable	9	8
Deferred income taxes	4	4
Other current assets	37	55
Total current assets	1,303	1,226

Long-term marketable securities	65	122
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,684 and $1,637)	2,107	2,117
Deferred income taxes	25	25
Other assets	233	229

Total Assets	$3,733	$3,719

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$249	$233
Accrued expenses	261	266
Current portion of long-term debt	7	7
Deferred income taxes	12	12
Income taxes payable	4	7
Total current liabilities	533	525

Long-term debt	2,296	2,297
Deferred income taxes	6	6
Other liabilities	744	735
Commitments and contingencies

Stockholders' Equity:
Preferred stock	-	-
Common stock	10	10
Treasury stock	-	-
Capital received in excess of par value	2,568	2,561
Accumulated other comprehensive loss	(156)	(174)
Retained earnings (deficit)	(2,268)	(2,241)
Total stockholders' equity	154	156

Total Liabilities and Stockholders' Equity	$3,733	$3,719

Other Information:
Total cash and cash equivalents and marketable securities	608	651
Borrowing availability from lines of credit	219	183
Total Liquidity	$827	$834

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING LOSS to REPORTED GAAP OPERATING LOSS
(dollars in millions)
(Unaudited)

	Three Months
	ended March 31
	2012	2011

Adjusted Operating Profit (Loss):
North American Gypsum	$34	$(22)
Building Products Distribution	(6)	(21)
Worldwide Ceilings	29	26
Corporate	(22)	(28)
Eliminations	(6)	(4)
Total	29	(49)

Restructuring and Long-Lived
Asset Impairment Charges:
North American Gypsum	2	7
Building Products Distribution	-	1
Worldwide Ceilings	-	-
Corporate	-	1
Total	2	9

Reported GAAP Operating Profit (Loss):
North American Gypsum	32	(29)
Building Products Distribution	(6)	(22)
Worldwide Ceilings	29	26
Corporate	(22)	(29)
Eliminations	(6)	(4)
Total	27	(58)

References to Adjusted Operating Loss are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED PRICE & SHIPMENTS

	Quarter 1		Quarter 2		Quarter 3		Quarter 4		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2012	$130.43	1.16

2011	$109.15	0.99	$111.55	0.99	$111.66	1.05	$112.59	1.09	$111.27	4.11

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-6098